                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        September 30, 1998
                                                 ------------------------------

                           SPECTRUM LABORATORIES, INC.
            -----------------------------------------------------
            (Exact name of Registrant as specified in its charter)



        Delaware                            0-9478                 95-4718363
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


   23022 La Cadena Drive, Laguna Hills, California                    92653
-------------------------------------------------------            ----------
       (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (949) 581-3500
                                                    ----------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report dated October 30, 1998, on Form 8-K as set forth in the following pages attached hereto.

(a)  Financial Statements of Spectrum Medical Industries, Inc.

     (1) Audited Consolidated Financial Statements of Spectrum Medical Industries, Inc. and Subsidiaries as of January 3, 1998 and December 31, 1996 and for each year then ended

     (2)  Unaudited Consolidated Balance Sheet as of October 3, 1998

     (3) Unaudited Consolidated Statements of Operations for the nine months ended October 3, 1998 and September 30, 1997

     (4) Unaudited Consolidated Statement of Shareholders' Equity for the period January 4, 1998 through October 3, 1998

     (5) Unaudited Consolidated Statements of Cash Flows for the nine months ended October 3, 1998 and September 30, 1997

(b) Pro Forma Financial Information of Spectrum Medical Industries, Inc. and Spectrum Laboratories, Inc.

     (1)  Unaudited Pro Forma Consolidated Balance Sheets as of October 3, 1998

     (2) Unaudited Pro Forma Consolidated Statements of Operations for the years ended January 3, 1998 and December 31, 1996 and nine months ended October 3, 1998 and September 30, 1997

               Spectrum Medical Industries, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                              As of October 3, 1998
                                 (In thousands)
                                   (Unaudited)



ASSETS
Current Assets:
Cash and cash equivalents                                           $       611
Accounts receivable                                                       1,377
Inventories                                                               1,674
Prepaid expenses                                                            104
                                                                    ------------
  Total current assets                                                    3,766
Advances to principal shareholder                                           101
Property and equipment, net                                               2,245
Deferred income taxes                                                       377
Goodwill                                                                  2,767
Other assets                                                                252
                                                                    ------------
  Total assets                                                      $     9,508
                                                                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                    $       920
Accrued expenses and other current liabilities                              822
Current portion of long-term debt                                         1,852
                                                                    ------------
  Total current liabilities                                               3,594

Long-term debt, less current portion                                      1,061
Minority interest                                                         3,199

Shareholders' Equity:
Common stock                                                                 36
Additional paid-in capital                                                  395
Retained earnings                                                         1,239
Unrealized loss on foreign currency translations                            (16)
                                                                    ------------
  Total shareholders' equity                                              1,654
                                                                    ------------
  Total liabilities and shareholders' equity                        $     9,508
                                                                    ============




See notes to unaudited consolidated financial statements.



               Spectrum Medical Industries, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                           Nine months ended
                                                                   ------------------------------
                                                                       Oct. 3,          Sep. 30,
                                                                          1998              1997

Net sales                                                          $     9,144       $    10,224
Costs and expenses:
Cost of sales                                                            4,697             5,320
Selling                                                                  1,378             1,414
General and administrative                                               2,413             2,853
Research and development                                                   601               667
Other expense, primarily interest                                          218               284
                                                                   ------------      ------------
     Total costs and expenses                                            9,307            10,538

Gain on sale of product line                                                                 768
                                                                   ------------      ------------

(Loss) income before minority interest in loss (income) of
     subsidiaries and provision for income taxes                          (163)              454

Minority interest in loss (income) of subsidiaries                         206               (32)
                                                                   ------------      ------------

Income before provision for income taxes                                    43               422

Provision for income taxes                                                  27                21
                                                                   ------------      ------------

Net income                                                         $        16       $       401
                                                                   ============      ============

Basic and diluted net income per common share                      $       .44       $     11.14
                                                                   ============      ============
Basic and diluted weighted average common shares outstanding                36                36
                                                                   ============      ============




See notes to unaudited consolidated financial statements.



               Spectrum Medical Industries, Inc. and Subsidiaries
               Consolidated Statements of Comprehensive Operations
                                 (In thousands)
                                   (Unaudited)

                                                                        Nine months ended
                                                                -------------------------------
                                                                    Oct. 3,           Sep. 30,
                                                                       1998               1997

Net income                                                      $        16        $       401

Other comprehensive income:
     Unrealized gain (loss) on foreign currency translation              23                 (8)
                                                                ------------       ------------

Comprehensive income                                            $        39        $       393
                                                                ============       ============




See notes to unaudited consolidated financial statements.



               Spectrum Medical Industries, Inc. and Subsidiaries
                 Consolidated Statement of Shareholders' Equity
                        Nine Months Ended October 3, 1998
                                 (In thousands)
                                   (Unaudited)


                                                                                                        Unrealized
                                                                                                         loss on
                                               Common stock            Additional                        foreign
                                          ------------------------      paid-in         Retained         currency
                                            Shares       Amount         capital         earnings        translation        Total
                                          ----------  ------------  ---------------   -------------   ---------------  -------------

Balance, January 4, 1998                         36   $        36   $          322    $      2,187    $          (39)  $      2,506

Net income                                                                                      16                               16

Foreign currency translation gain                                                                                 23             23

Distributions to shareholders                                                   73            (964)                            (891)
                                          ----------  ------------  ---------------   -------------   ---------------  -------------

Balance, October 3, 1998                         36   $        36   $          395    $      1,239    $          (16)  $      1,654
                                          ==========  ============  ===============   =============   ===============  =============





See notes to unaudited consolidated financial statements.



               Spectrum Medical Industries, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (Unaudited)
                                                                                     Nine months ended
                                                                              ---------------------------------
                                                                                   Oct. 3,            Sep. 30,
                                                                                      1998                1997

Cash Flows From Operating Activities:
Net income                                                                    $         16         $       401
Adjustments to reconcile net income to net cash provided by
          operating activities:
          Depreciation and amortization                                                495                 455
          Gain on sale of product line                                                                    (768)
          Minority interest in loss (income) of subsidiary                            (205)                 32
          Change in assets and liabilities:
          Decrease (increase) in accounts receivable                                   222                 (87)
          (Increase) decrease in inventories                                          (161)                520
          Decrease (increase) in prepaid expenses                                       62                 (28)
          Decrease in other assets                                                                          16
          Decrease in accounts payable and accrued and other liabilities                (2)               (373)
          Decrease in due to affiliates                                                                    (15)
          Other                                                                         23                  (7)
                                                                              -------------        ------------
             Net cash provided by operating activities                                 450                 146
                                                                              -------------        ------------

Cash Flows From Investing Activities:
          Acquisitions of property and equipment                                      (344)               (172)
          Advances from principal shareholder                                          325
          Increase in other assets                                                    (106)
          Proceeds from sale of product line                                                               969
                                                                              -------------        ------------
             Net cash (used in) provided by investing activities                      (125)                797
                                                                              -------------        ------------

Cash Flows From Financing Activities:
          Proceeds from issuance of stock of affiliate                                 500
          Proceeds from issuance of debt                                               275               3,915
          Principal payments of debt                                                  (733)             (4,249)
          Distributions to shareholders                                               (891)               (407)
                                                                              -------------        ------------
             Net cash used in financing activities                                    (849)               (741)
                                                                              -------------        ------------

(Decrease) increase in cash and cash equivalents                                      (524)                202
Cash and cash equivalents, beginning of period                                       1,135                 605
                                                                              -------------        ------------
Cash and cash equivalents, end of period                                      $        611         $       807
                                                                              -------------        ------------




See notes to unaudited consolidated financial statements.

               Spectrum Medical Industries, Inc. and Subsidiaries
              Notes to Unaudited Consolidated Financial Statements


    Note 1        Basis of Presentation

                  The unaudited interim financial information presented herein as of October 3, 1998 and for the periods ended October 3, 1998 and September 30, 1997 should be read in conjunction with the audited financial statements of Spectrum Medical Industries, Inc. and Subsidiaries as of and for the years ended January 3, 1998 and December 31, 1996 presented elsewhere herein. This interim financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation for the periods presented. Such adjustments are of a normal recurring nature. The financial information is not intended to be a complete presentation in accordance with generally accepted accounting principles. Interim financial statements are not necessarily indicative of the results the Company will incur for the year.

    Note 2        Inventories

                  Inventories consist of the following at October 3, 1998 (in thousands):

                           Raw materials              $     1,449
                           Work-in-process                    112
                           Finished goods                     633
                                                      ------------
                                                            2,194
                           Reserve for obsolescence          (520)
                                                      ------------
                                 Total                $     1,674
                                                      ============

              Pro Forma Unaudited Consolidated Financial Statements

    On September 30, 1998, Spectrum Medical Industries, Inc. (SMI), which formerly owned 79.9% of Spectrum Laboratories, Inc. (the Company), was merged into the Company. Under the terms of the merger, 98 shares of the Company's common stock were issued to SMI shareholders for each share of SMI common stock which resulted in 3,532,018 shares being issued to the shareholders of SMI. The merger is a combination of two companies under common control and has been accounted for in a manner similar to a pooling of interests. The unaudited pro forma balance sheet is presented as if the merger occurred on October 3, 1998 and the unaudited pro forma statements of operations are presented as if the merger occurred as of the beginning of the earliest period presented. Pro forma adjustments are made to the SMI consolidated financial statements to present the pro forma Company financial statements giving effect to the merger.

    The pro forma unaudited financial statements have been prepared for comparative purposes and are based upon the historical financial results of SMI and the Company. These combined statements are not necessarily indicative of the financial position or the results of operations that would have occurred or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of SMI and the Company, including notes thereto.



  Spectrum Medical Industries, Inc. (SMI) and Spectrum Laboratories, Inc. (SLI)
                 Pro Forma Unaudited Consolidated Balance Sheets
                              As of October 3, 1998
                                 (In thousands)

                                                                                     Pro Forma
                                                          SMI          Pro Forma        SLI
                                                      Consolidated    Adjustments   Consolidated
                                                      ------------   ------------   ------------

ASSETS
Current Assets:
Cash and cash equivalents                             $       611    $              $        611
Accounts receivable                                         1,377                          1,377
Inventories                                                 1,674                          1,674
Prepaid expenses                                              104                            104
                                                      ------------                   ------------
  Total current assets                                      3,766                          3,766
Advances to principal shareholder                             101                            101
Property and equipment, net                                 2,245                          2,245
Deferred income taxes                                         377                            377
Goodwill                                                    2,767                          2,767
Other assets                                                  252                            252
                                                      ------------   ------------    ------------
  Total assets                                        $     9,508    $         -     $     9,508
                                                      ============   ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                      $       920    $               $       920
Accrued expenses and other current liabilities                822                            822
Current portion of long-term debt                           1,852                          1,852
                                                      ------------                   ------------
  Total current liabilities                                 3,594                          3,594

Long-term debt, less current portion                        1,061                          1,061
Minority interest                                           3,199         (1,287)(1)       1,912

Shareholders' Equity:
Common stock                                                   36             16 (2)          52
Additional paid-in capital                                    395          4,682 (2)       5,077
Retained earnings (accumulated deficit)                     1,239         (3,411)(2)      (2,172)
Unrealized loss on foreign currency translations              (16)                           (16)
                                                      ------------   ------------    ------------
  Total shareholders' equity                                1,654          1,287           2,941
                                                      ------------   ------------    ------------
  Total liabilities and shareholders' equity          $     9,508    $         -     $     9,508
                                                      ============   ============    ============



See notes to pro forma unaudited consolidated financial statements.



  Spectrum Medical Industries, Inc. (SMI) and Spectrum Laboratories, Inc. (SLI)
            Pro Forma Unaudited Consolidated Statements of Operations
                        Nine Months Ended October 3, 1998
                    (In thousands, except per share amounts)

                                                                                       Pro Forma
                                                             SMI        Pro Forma         SLI
                                                        Consolidated   Adjustments    Consolidated
                                                        ------------   ------------   ------------

Net sales                                               $     9,144    $              $     9,144

Costs and expenses:
Cost of sales                                                 4,697                         4,697
Selling                                                       1,378                         1,378
General and administrative                                    2,413                         2,413
Research and development                                        601                           601
Other expense, primarily interest                               218                           218
                                                        ------------                  ------------
     Total costs and expenses                                 9,307                         9,307
                                                        ------------                  ------------

Loss before minority interest in loss of
     subsidiaries and provision for income taxes               (163)                         (163)

Minority interest in loss of subsidiaries                       206           (189)(3)         17
                                                        ------------   ------------   ------------

Income (loss) before provision for income taxes                  43           (189)          (146)

Provision for income taxes                                       27                            27
                                                        ------------   ------------   ------------

Net income (loss)                                       $        16    $      (189)   $      (173)
                                                        ============   ============   ============

Basic and diluted net income (loss)
     per common share                                   $       .44                   $      (.04)
                                                        ============                  ============
Basic and diluted weighted average
     common shares outstanding                                   36                         4,824
                                                        ============                  ============



See notes to pro forma unaudited consolidated financial statements.



  Spectrum Medical Industries, Inc. (SMI) and Spectrum Laboratories, Inc. (SLI)
            Pro Forma Unaudited Consolidated Statements of Operations
                      Nine Months Ended September 30, 1997
                    (In thousands, except per share amounts)

                                                                                                  Pro Forma
                                                                   SMI           Pro Forma            SLI
                                                               Consolidated     Adjustments      Consolidated
                                                               ------------     ------------     ------------

Net sales                                                      $    10,224      $                $    10,224

Costs and expenses:
Cost of sales                                                        5,320                             5,320
Selling                                                              1,414                             1,414
General and administrative                                           2,853                             2,853
Research and development                                               667                               667
Other expense, primarily interest                                      284                               284
                                                               ------------                      ------------
     Total costs and expenses                                       10,538                            10,538

Gain on sale of product line                                           768                               768
                                                               ------------                      ------------

Income before minority interest in (income) loss of
     subsidiaries and provision for income taxes                       454                               454

Minority interest in (income) loss of subsidiaries                     (32)              43 (3)           11
                                                               ------------     ------------     ------------

Income before provision for income taxes                               422               43              465

Provision for income taxes                                              21                                21
                                                               ------------     ------------     ------------

Net income                                                     $       401      $        43      $       444
                                                               ============     ============     ============

Basic and diluted net income per common share                  $     11.14                       $       .09
                                                               ============                      ============
Weighted average common shares outstanding
     Basic                                                              36                             4,815
                                                               ============                      ============
     Diluted                                                            36                             4,837
                                                               ============                      ============





See notes to pro forma unaudited consolidated financial statements.



  Spectrum Medical Industries, Inc. (SMI) and Spectrum Laboratories, Inc. (SLI)
            Pro Forma Unaudited Consolidated Statements of Operations
                           Year Ended January 3, 1998
                    (In thousands, except per share amounts)

                                                                                                 Pro Forma
                                                                    SMI         Pro Forma           SLI
                                                               Consolidated    Adjustments      Consolidated
                                                               ------------    ------------     ------------

Net sales                                                      $    13,483     $                $    13,483

Costs and expenses:
Cost of sales                                                        6,750                            6,750
Selling                                                              1,899                            1,899
General and administrative                                           3,988                            3,988
Research and development                                               799                              799
Other expense, primarily interest                                      358                              358
                                                               ------------                     ------------
     Total costs and expenses                                       13,794                           13,794

Gain on sale of product lines                                          803                              803
                                                               ------------                     ------------

Income before minority interest in loss of
     subsidiaries and provision for income taxes                       492                              492

Minority interest in loss of subsidiaries                               41             (15)(3)           26
                                                               ------------    ------------     ------------

Income before provision for income taxes                               533             (15)             518

Provision for income taxes                                              61                               61
                                                               ------------    ------------     ------------

Net income                                                     $       472     $       (15)     $       457
                                                               ============    ============     ============

Basic and diluted net income per common share                  $     13.11                      $       .09
                                                               ============                     ============
Weighted average common shares outstanding
     Basic                                                              36                            4,815
                                                               ============                     ============
     Diluted                                                            36                            4,836
                                                               ============                     ============





See notes to pro forma unaudited consolidated financial statements.



  Spectrum Medical Industries, Inc. (SMI) and Spectrum Laboratories, Inc. (SLI)
            Pro Forma Unaudited Consolidated Statements of Operations
                          Year Ended December 31, 1996
                    (In thousands, except per share amounts)

                                                                                                 Pro Forma
                                                                    SMI          Pro Forma          SLI
                                                               Consolidated     Adjustments     Consolidated
                                                               ------------     ------------    ------------

Net sales                                                      $    14,495      $               $    14,495

Costs and expenses:
Cost of sales                                                        7,572                            7,572
Selling                                                              1,993                            1,993
General and administrative                                           3,266                            3,266
Research and development                                               601                              601
In-process research and development costs                            1,700                            1,700
Other expense, primarily interest                                      395                              395
                                                               ------------                     ------------
     Total costs and expenses                                       15,527                           15,527
                                                               ------------                     ------------

Loss before minority interest in loss of
     subsidiaries and provision for income taxes                    (1,032)                          (1,032)

Minority interest in loss of subsidiaries                              369             (355)(3)          14
                                                               ------------     ------------    ------------

Loss before provision for income taxes                                (663)            (355)         (1,018)

Provision for income taxes                                              82                               82
                                                               ------------     ------------    ------------

Net loss                                                       $      (745)     $      (355)    $    (1,100)
                                                               ============     ============    ============

Basic and diluted net loss per common share                    $    (20.69)                     $      (.23)
                                                               ============                     ============
Basic and diluted weighted average
     common shares outstanding                                          36                            4,815
                                                               ============                     ============





See notes to pro forma unaudited consolidated financial statements.

  Spectrum Medical Industries, Inc. (SMI) and Spectrum Laboratories, Inc. (SLI)
         Notes to Pro Forma Unaudited Consolidated Financial Statements


1. SMI's financial statements reflect a minority interest in SLI and in another partially-owned company, Spectrum Europe B.V. (SBV). SLI had the remaining ownership interest in SBV and SLI's financial statements, before the merger, reflected a minority interest in SBV. As a result of the merger, these minority interests have been eliminated. The remaining amount shown for minority interest primarily relates to the preferred stock of SLI Acquisition Corp., a wholly-owned subsidiary of SLI.

2. Adjustment to SMI equity accounts to present SLI capital structure which includes the issuance of 3,532,018 shares of SLI's common stock to the shareholders of SMI in exchange for 36,041 shares of SMI's common stock.

3.      Elimination of minority interest in net income/loss of SLI.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SPECTRUM LABORATORIES, INC.

    Date:  February 1, 1999              By:   /s/  F. Jesus Martinez
                                              ----------------------------
                                                    F. Jesus Martinez
                                                    President

               SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

               CONSOLIDATED FINANCIAL STATEMENTS FOR
               THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Spectrum Medical Industries, Inc.:


We have audited the accompanying consolidated balance sheets of Spectrum Medical Industries, Inc. and subsidiaries (the Company) as of January 3, 1998 and December 31, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Spectrum Medical Industries, Inc. and subsidiaries as of January 3, 1998 and December 31, 1996, and the results of their consolidated operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Costa Mesa, California
March 27, 1998, (except for Note 6, as to which the dates were April 20 and April 29, 1998)


SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                                                         As of
                                                                --------------------------
                                                                 January 3,   December 31,
                                                                   1998          1996
ASSETS (Note 1)

CURRENT ASSETS:
Cash and cash equivalents                                       $ 1,134,523   $   605,062
Accounts receivable, less allowance for doubtful accounts of
  $198,078 in 1997 and $96,661 in 1996                            1,599,097     1,910,385
Inventories, net (Note 3)                                         1,513,352     2,099,587
Prepaid expenses                                                    165,952       174,684
Deferred income taxes (Note 5)                                      377,185       377,185
                                                                ------------  ------------
     Total current assets                                         4,790,109     5,166,903

ADVANCES TO PRINCIPAL SHAREHOLDER (Note 8)                          559,687       537,777

PROPERTY AND EQUIPMENT (Note 4)                                   2,249,044     2,614,141

GOODWILL, net of accumulated amortization of $393,190 in 1997
   and $227,945 in 1996 (Note 1)                                  2,891,078     3,056,323

OTHER ASSETS                                                        168,594       202,634
                                                                ------------  ------------


TOTAL ASSETS                                                    $10,658,512   $11,577,778
                                                                ============  ============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Line of credit (Note 6)                                         $             $   237,297
Current portion of long-term debt (Note 6)                        1,678,050     1,197,027
Accounts payable                                                  1,020,047     1,194,346
Accrued expenses and other current liabilities                      857,777       970,055
                                                                ------------  ------------
     Total current liabilities                                    3,555,874     3,598,725

LONG-TERM LIABILITIES:
Long-term debt (Note 6)                                           1,621,782     1,902,289
Long-term debt, affiliates (Note 6)                                 782,132     1,238,836
Other long-term liabilities                                                       162,107
                                                                ------------  ------------
     Total long-term liabilities                                  2,403,914     3,303,232

MINORITY INTEREST (Note 1)                                        2,192,863     2,234,173

COMMITMENTS (Note 9)

SHAREHOLDERS' EQUITY:
Common stock, $1 par value; 100,000 shares authorized;
  36,041 shares issued and outstanding                               36,041        36,041
Additional paid-in capital                                          321,849       291,215
Retained earnings                                                 2,186,956     2,152,310
Unrealized loss on foreign currency translations                    (38,985)      (37,918)
                                                                ------------  ------------
     Total shareholders' equity                                   2,505,861     2,441,648
                                                                ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $10,658,512   $11,577,778
                                                                ============  ============


See notes to consolidated financial statements.


SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                             YEARS ENDED
                                                     ----------------------------
                                                      JANUARY 3,     DECEMBER 31,
                                                        1998            1996
REVENUE (Note 10):
Net sales                                            $ 13,483,095   $ 14,417,659
Other income                                                    -         77,425
                                                     -------------  -------------
    Total revenue                                      13,483,095     14,495,084

COSTS AND EXPENSES (Notes 6, 8, and 9):
Cost of sales                                           6,749,703      7,571,260
Selling                                                 1,899,221      1,993,192
General and administrative                              3,988,283      3,265,298
Research and development                                  798,673        601,003
In-process research and development costs (Note 2)              -      1,700,000
Other expense, primarily interest                         357,905        395,915
                                                     -------------  -------------
    Total costs and expenses                           13,793,785     15,526,668

GAIN ON SALE OF PRODUCT LINES (Note 11)                   803,059              -
                                                     -------------  -------------

INCOME (LOSS) BEFORE MINORITY INTEREST IN LOSS OF
SUBSIDIARIES AND PROVISION FOR INCOME TAXES               492,369     (1,031,584)

MINORITY INTEREST IN LOSS OF SUBSIDIARIES (Note 1)         41,310        369,236
                                                     -------------  -------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES           533,679       (662,348)


PROVISION FOR INCOME TAXES                                 61,399         82,214
                                                     -------------  -------------

NET INCOME (LOSS)                                    $    472,280   $   (744,562)
                                                     =============  =============

See notes to consolidated financial statements.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                                                 Cumulative
                                                                                                 unrealized
                                                                                    Unrealized     loss on
                                          Common stock     Additional                 gain on      foreign
                                        ------------------   paid-in      Retained   investment    currency
                                        Shares     Amount    capital      earnings   securities  translations   Total
BALANCE, January 1, 1996                36,041    $36,041    $242,441    $3,593,646    $12,920    $(33,076)   $3,851,972

Net loss                                                                   (744,562)                            (744,562)

Unrealized investment losses,
  net of tax                                                                           (12,920)                  (12,920)

Foreign currency translation loss                                                                   (4,842)       (4,842)

Distributions to shareholders                                  48,774      (696,774)                            (648,000)
                                        -------   --------   ---------   -----------   --------   ---------   -----------

BALANCE, December 31, 1996              36,041     36,041     291,215     2,152,310                (37,918)    2,441,648

Net income                                                                  472,280                              472,280

Foreign currency translation loss                                                                   (1,067)       (1,067)

Distributions to shareholders                                  30,634      (437,634)                            (407,000)
                                        -------   --------   ---------   -----------   --------   ---------   -----------

BALANCE, January 3, 1998                36,041    $36,041    $321,849    $2,186,956    $   -      $(38,985)   $2,505,861
                                        =======   ========   =========   ===========   ========   =========   ===========


See notes to consolidated financial statements.

                                                                                                                     5
SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                              YEARS ENDED
                                                                      ----------------------------
                                                                        JANUARY 3,    DECEMBER 31,
                                                                           1998           1996

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                     $   472,280    $  (744,562)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                           629,064        574,410
  Gain on sale of product lines                                          (803,059)             -
  Minority interest in loss of subsidiary                                 (41,310)      (369,236)
  Deferred income taxes                                                         -          1,750
  In-process research and development costs                                     -      1,700,000
  Change in assets and liabilities, net of effects of acquisitions:
    Decrease in accounts receivable                                       311,288         56,120
    Decrease in inventories                                               428,777        888,964
    Decrease (increase) in prepaid expenses                                 8,732        (80,212)
    Decrease (increase) in other assets                                     4,040         (1,130)
    (Decrease) increase in accounts payable and accrued and
       other liabilities                                                 (448,684)       432,789
    Decrease in due to affiliates                                               -        (43,784)
    Other                                                                  (1,067)       (17,762)
                                                                      ------------   ------------
       Net cash provided by operating activities                          560,061      2,397,347
                                                                      ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment                                   (205,605)      (456,102)
Decrease in investments, net                                                    -         44,704
Advances to principal shareholder                                         (21,910)       (67,546)
Proceeds from sale of product lines                                     1,097,400              -
                                                                      ------------   ------------
       Net cash provided by (used in) investing activities                869,885       (478,944)
                                                                      ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt                            4,076,000        200,000
Principal payments of long-term debt                                   (4,569,485)    (1,274,036)
Distributions to shareholders                                            (407,000)      (648,000)
                                                                      ------------   ------------
      Net cash used in financing activities                              (900,485)    (1,722,036)
                                                                      ------------   ------------


See notes to consolidated financial statements.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
--------------------------------------------------------------------------------

                                                                              YEARS ENDED
                                                                      ----------------------------
                                                                        JANUARY 3,    DECEMBER 31,
                                                                           1998           1996

INCREASE IN CASH AND CASH EQUIVALENTS                                 $   529,461    $   196,367

CASH AND CASH EQUIVALENTS, beginning of year                              605,062        408,695
                                                                      ------------   ------------
CASH AND CASH EQUIVALENTS, end of year                                $ 1,134,523    $   605,062
                                                                      ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
Cash paid for:
Income taxes                                                          $    83,528    $     4,415
                                                                      ============   ============
Interest                                                              $   454,384    $   375,386
                                                                      ============   ============


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
The Company recorded unrealized losses of $12,920 on its investment portfolio for the year ended December 31, 1996.

During 1996, SLI Acquisition Corporation acquired substantially all the net assets of Cellco, Inc. In conjunction with the acquisition, liabilities were assumed as follows:

   Fair value of assets acquired                               $   773,407
   Intangibles                                                     211,698
   In-process research and development costs                     1,700,000
   Preferred stock issued in exchange for assets (Note 2)       (2,000,000)
                                                               ------------
   Liabilities assumed                                         $   685,105
                                                               ============

During fiscal years 1997 and 1996, a minority shareholder of SMI contributed $30,634 and $48,774, respectively, in additional capital from the proceeds of shareholder distributions.


See notes to consolidated financial statements.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS AND BASIS OF PRESENTATION - The consolidated financial statements include the accounts of Spectrum Medical Industries, Inc. (Spectrum) and its majority-owned subsidiaries (collectively, the Company), Spectrum Laboratories, Inc. (SLI), Spectrum Chromatography (Chromatography) and Spectrum Europe B.V. (Spectrum B.V.). Spectrum Laboratories, Inc. (SLI) and its wholly-owned subsidiaries, SLI Acquisition Corp. (SLIAC) (Note 2) and Hydro-Med Products, Inc. (Hydro-Med), and its partially-owned subsidiary, Spectrum B.V., are a separate public reporting entity. The Company is engaged primarily in the manufacture and sale of medical laboratory equipment and supplies and disposable products. All products are for sale primarily to the pharmaceutical, biotechnology and medical industries.

     CHANGE IN FISCAL YEAR - Effective November 1997, the Company changed its fiscal year end to the Saturday nearest December 31. The years ended January 3, 1998 and December 31, 1996 both consist of approximately 52 weeks.

     PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Spectrum and its majority-owned subsidiaries, SLI, Chromatography and Spectrum B.V. All intercompany balances and transactions have been eliminated in consolidation.

     USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of rev enues and expenses during the reporting years. Actual results could differ from those estimates.

     CREDIT RISK - The Company sells its products nationally and intemationally, primarily through distributors to medical equipment and medical supply companies. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents are comprised of cash in banks demand deposit accounts with original maturities of 90 days or less.

     INVESTMENTS - The Company accounts for its investments under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Any unrealized gains or losses related to available for sale securities is recorded as a component of shareholders' equity, net of tax.

     INVENTORIES - Inventories are stated at the lower of cost (using the first-in, first-out method) or market value.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

     PROPERTY AND EQUIPMENT - Furniture, equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation of equipment is provided using the straight-line method over the estimated useful lives (generally five years) of the respective assets. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the asset.

     GOODWILL - Goodwill represents the excess of the purchase price over the fair value of net assets acquired from the Cellco Incorporated (Cellco) (Note 2) acquisition during 1996 and the Microgon acquisition during 1995. Goodwill is being amortized on a straight-line basis over a 15 and 20 year period for Cellco and Microgon, respectively. The Company measures the recoverability of goodwill annually by comparing undiscounted expected future cash flows from the related operations to the carrying value of goodwill.

     LONG-LIVED ASSETS - The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires impairnent losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. There was no impairment of the value of such assets for the years ended January 3, 1998 and December 31, 1996.

     INCOME TAXES - Spectrum is a subchapter S corporation. Its federal and state income taxes are the responsibility of the shareholders of the Company. SLI is a public corporation and is subject to both federal and state income taxes.

     The Company accounts for income taxes under the provision of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. This statement requires the recognition of deferred tax assets and liabilities for the future consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     MINORITY INTEREST - The Company records the minority interest of its partially-owned subsidiaries based on minority shareholders' interest in each subsidiary. At January 3, 1998, the cumulative minority interest in SLI (21%), Chromatography (21%) and SLIAC (Note 2) was $263,960, $(71,097) (deficit) and $2,000,000, respectively.

     REVENUE RECOGNITION - The Company records revenue at the time the related products are shipped.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

     TRANSLATION OF FOREIGN CURRENCIES - Assets and liabilities of Spectrum B.V. are translated into U.S. dollars at year-end rates of exchange, and income and expenses are translated at average rates during the respective years. The functional currency of this subsidiary is the guilder; therefore, translation gains or losses are recorded as a separate component of shareholders' equity.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - Management believes that the carrying amount of cash and cash equivalents, accounts receivable, accounts receivable due from affiliates, accounts payable and accrued expenses approximates fair value because of the short maturity of these financial instruments. A portion of long-term debt bears interest at a rate indexed to the prime rate, and the remaining long-term debt and notes payable to affiliated parties bear interest at a rate comparable to prime at January 3, 1998; therefore, management believes the carrying amount of the outstanding borrowings at January 3, 1998 approximates fair market value.

     ACCOUNTING FOR STOCK-BASED COMPENSATION - SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

     The Company has elected to continue to account for such transactions under Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, but is required to disclose in a note to the financial statements pro forma net loss and loss per share as if the Company had applied the fair value method of accounting (Note 7).

     NEW ACCOUNTING PRONOUNCEMENTS - In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which is effective for annual and interim periods beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     In June 1997, the FASB issued SFAS No. 131. DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which is effective for annual and interim periods beginning after December 15, 1997. This statement establishes standards for the method that public entities report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about product and services, geographical areas, and major customers.

     In February 1998, the FASB issued SFAS No. 132, EMPLOYERS' DISCLOSURE ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS, which is effective for annual and interim, periods beginning after December 15, 1997. This statement standardized the disclosure requirements for pensions and other

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

     postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminate certain disclosures that are no longer as useful as they were under previous statements.

     The Company is reviewing the impact of these pronouncements on its financial statements.

     RECLASSIFICATIONS - Certain December 31, 1996 balances have been reclassified to conform with the January 3, 1998 presentation.


2.   ACQUISITIONS

     On October 1, 1996, SLIAC entered into an Asset Purchase Agreement with Cellco, a Delaware corporation, and acquired the operating assets and liabilities of Cellco in exchange for 10,000 shares of SLIAC preferred stock valued at $2,000,000. The acquisition was recorded as a purchase for accounting purposes and the purchase price of $2,000,000 was allocated to assets acquired of $773,407, liabilities assumed of $685,105, intangible assets of $211,698, and purchased research and development costs of $1,700,000. The preferred shareholders of SLIAC have the right to put their stock to SLI at any time from October 1, 2000 to September 30, 2001 for a price of $2,000,000. In the event the Company is combined with SMI and the combined company completes an underwritten offering, the preferred shareholders have the right to exchange such stock for 7% of the newly combined company. The preferred shares are nonvoting and have preference over common shareholders as to dividends and liquidation.

     The following unaudited consolidated pro forma results of operations for the year ended December 3 1, 1996 assume that the acquisition of the operations of Cellco occurred at the beginning of fiscal year 1996. These unaudited consolidated pro forma results do not purport to be indicative of the results which would have occurred had the acquisition been made as of that date or of results which may occur in the future.

                                                                1996

     Net revenues                                            $ 9,571,992
                                                             ============
     Net loss                                                $(2,610,540)
                                                             ============

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

3.   INVENTORIES

     Inventories consist of the following at January 3, 1998 and December 31, 1996:

                                                1998                1996

          Raw materials                      $1,292,500          $1,294,405
          Work-in-process                        43,488              73,033
          Finished goods                        637,255           1,369,705
                                             -----------         -----------
                                              1,973,243           2,737,143
          Reserve for obsolescence             (459,891)           (637,556)
                                             -----------         -----------
          Total                              $1,513,352          $2,099,587
                                             ===========         ===========

4.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at January 3, 1998 and December 31, 1996:

                                                               1998           1996
          Machinery and equipment                           $4,312,668     $4,199,718
          Tooling                                              435,677        457,046
          Office furniture and equipment                     1,540,670      1,523,479
          Art works, at cost                                   974,441        974,441
          Leasehold improvements                             1,335,272      1,579,122
                                                            -----------    -----------
                                                             8,598,728      8,733,806
          Less accumulated depreciation and amortization    (6,349,684)    (6,119,665)
                                                            -----------    -----------
          Total                                             $2,249,044     $2,614,141
                                                            ===========    ===========

                                       28

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31,1996 (CONTINUED)
--------------------------------------------------------------------------------

5.   INCOME TAXES

     The Company's income tax provision consists of the following:

                                                         1997        1996


     Current:
       Federal                                         $25,000      $  -
       State                                            44,520       58,920
       Foreign                                          (8,121)      21,544
                                                       --------     --------
                                                        61,399       80,464

     Deferred:
       Federal
       State                                                          1,750
                                                       --------     --------
                                                                      1,750
                                                       --------     --------
                                                       $61,399      $82,214
                                                       ========     ========


     The reported provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to the consolidated income before provision for income taxes as follows:


                                                            1997          1996

      Statutory federal income tax (benefit) provision   $ 186,787    $(260,597)
      Goodwill amortization                                 54,784       54,784
      Nondeductible meals and entertainment                  5,013        2,684
      State income taxes, net                               32,991       46,212
      S corporation income exclusion                      (226,357)    (311,801)
      Valuation allowance                                   53,852      710,837
      Tax rate benefit                                     (39,902)           -
      Minority interest                                    (11,291)    (168,791)
      Other                                                  5,522        8,886
                                                         ----------   ----------
      Income tax provision                               $  61,399    $  82,214
                                                         ==========   ==========
                                       29

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

     The components of the Company's net deferred income tax asset as of January 3, 1998 and December 31, 1996 are as follows:

                                                       1998             1996

    Deferred state taxes                           $    10,785      $    (5,759)
    Depreciation                                       (19,877)         (31,475)
    Research and development expenses                  627,704          752,185
    Reserves not currently deductible                  211,786          166,503
    Operating loss carryforwards                     3,530,624        3,618,481
    Other                                               88,691           74,979
                                                   ------------     ------------
                                                     4,449,713        4,574,914
    Valuation allowance                             (4,072,528)      (4,197,729)
                                                   ------------     ------------
    Net deferred tax asset                         $   377,185      $   377,185
                                                   ============     ============

     The Company's valuation allowance of $4,072,528 at January 3, 1998 results from the uncertainty of the Company's ability to utilize net operating loss and tax credit carryforwards to reduce future taxes. The valuation allowance decreased $125,201 during 1997.

     At January 3, 1998, the Company had net operating loss carryforwards for federal income tax purposes of $9,733,699 ($8,100,000 available to offset income of Microgon only), which expire at various dates from 1998 through 2009. The utilization of Microgon's $8,100,000 federal net operating loss is limited to approximately $298,000 of Microgon income annually. Any unused net operating loss is carried forward. As a result of the limitation, it is possible that more than $5,000,000 of the Microgon loss may expire without utilization. The Company has an approximate $3,500,000 state net operating loss canyforward, which expires at various dates beginning in 1998.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

6. LONG-TERM DEBT

     Long-term debt consists of the following at January 3, 1998 and December
     31, 1996:
                                                                               1998         1996

     Note payable to bank, with a maturity date of March 1, 2002, collateralized by substantially all of the assets of the Company, guaranteed by the majority shareholder, due in monthly
       principal installments of $60,000, plus an installment of
       $678,621 due May 1, 1998. Interest is payable monthly at a rate of 9.14% subject to the bank's yield maintenance
       agreement (9.14% at January 3, 1998)                                  $3,000,000    $   -

     Note payable to bank with a maturity date of May 1, 1998,
       collateralized by substantially all of the assets of the Company, guaranteed by the majority shareholder. Interest is payable monthly at a rate of prime plus .25% (8.75% at
       January 3, 1998)                                                         161,000        -

     Note payable to bank, collateralized by substantially all of the assets of the Company, guaranteed by the majority
       shareholder, due in monthly principal installments of $29,762 through November 29, 2000, plus a final installment equal to the entire unpaid principal balance and accrued interest on the termination date. Interest is payable monthly at the bank's
       prime rate, plus .75% per annum                                             -        1,942,857

     9% subordinated acquisition notes payable, guaranteed
       by the majority shareholder, principal and accrued interest
       due on January 1, 1997                                                                 219,076

     Note payable to the bank, collateralized by substantially all of the assets of the Company, guaranteed by the majority
       shareholder, due in monthly installments of $36,667 plus
       interest through 1998. Interest is payable monthly at the
       bank's prime rate, plus .75% per annum                                                 689,916

                                       31

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

                                                                               1998         1996
     Noninterest-bearing notes payable due on various dates
       through January 31, 1999                                              $   28,500    $   81,749

     Obligation under sales-leaseback transaction                                55,540        99,054
                                                                             -----------   -----------
                                                                              3,245,040     3,032,652
     Less current portion                                                    (1,623,258)   (1,130,363)
                                                                             -----------   -----------
     Total                                                                   $1,621,782    $1,902,289
                                                                             ===========   ===========


     Aggregate maturities of long-term debt as of January 3, 1998 are as follows:

           1998                                              $1,623,258
           1999                                                 740,403
           2000                                                 720,000
           2001                                                 161,379
                                                             -----------
                                                             $3,245,040
                                                             ===========

     The note payable to the bank includes certain financial covenants and certain restrictions, including prohibiting the payment of dividends without prior approval of the bank. At January 3, 1998, the Company was in violation of certain debt covenants and on April 20, 1998, obtained a waiver from the bank. Provisions of the Company's loan agreement with the bank require principal and interest payments of approximately $1,200,000 due May 1,1998. On April 29, 1998, the Company obtained an extension to July 1, 1998. The notes payable are collateralized by substantially all of the assets of the Company and are guaranteed by the majority shareholder.

     On April 1,1995, the Company sold certain items of its laboratory equipment for $159,912. Concurrently, the Company leased the equipment back for a period of 48 months at a monthly rental of $4,311. The Company has the option to repurchase the equipment at the end of the lease for consideration equal to the greater of 10% of the sale price or the fair market value of the equipment at that time, as determined by an independent appraiser. As a result, the transaction has been recorded as a financing transaction rather than as a sale, and the equipment and related accounts continue to be recognized in the accompanying financial statements.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

     The future lease payments under the related lease agreement are as follows:

            1998                                       $ 51,732
            1999                                          8,622
                                                       ---------
                                                         60,354
            Less amount representing interest            (4,814)
                                                       ---------
                                                        $55,540
                                                       =========

     The implicit interest rate under the related lease agreement is 14%.

     Long-term debt - affiliates consists of the following at January 3, 1998:

     8.75% note payable to shareholder, due in annual installments of $100,000, beginning January 1, 2001, with final payment of
     $52,570 due on January 1, 2006                                    $552,750

     Advances from majority shareholder, due in monthly installments
     of $4,566. Interest is payable monthly at 9%                       284,174
                                                                       ---------

                                                                        836,924
     Less current portion                                               (54,792)
                                                                       ---------
     Total                                                             $782,132
                                                                       =========

     Interest expense to affiliates amounted to $64,072 and $119,495 in 1997 and 1996, respectively.

     During fiscal 1996, the Company had a line of credit agreement with a bank which was terminated during 1997.

7.   STOCK OPTION PLAN

     SLI has a Stock Option Plan (the Plan) providing for options to purchase up to 2,000,000 shares of its common stock. The Plan provides for the granting of options to qualified employees and consultants of SLI at prices that are not less than 85% of the fair market value of the shares as of the date of grant. The options become exercisable as specified in the Plan, expire not more than ten years from the date of grant, and become exercisable ratably over a four-year period (25% per year). No options have been exercised to date.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------


     Option activity under the Plan is as follows:
                                                                       WEIGHTED
                                                                       AVERAGE
                                                         NUMBER OF     EXERCISE
                                                          SHARES        PRICE
     OUTSTANDING, January 1, 1996                         639,000        $.32
     Granted (weighted average fair value of $.23)        282,000         .30
                                                         ---------
     OUTSTANDING, December 31, 1996                       921,000         .32
     Granted (weighted average fair value of $.ll)        378,000         .21
     Terminated                                          (324,000)        .26
                                                         ---------
     OUTSTANDING, January 3, 1998                         975,000         .29
                                                         =========


     At January 3, 1998, outstanding options had a range of exercise prices from $.19 to $.75 per share and weighted average contractual life of 8.3 years. At January 3, 1998, 310,250 options were exercisable with a weighted average exercise price of $.32 per share. At January 3, 1998, 1,025,000 shares were available for future grants under the plan.

     SFAS No. 123 requires the disclosure of pro forma net income and earnings per share had the SLI adopted the fair value method as of the beginning of fiscal year 1995. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options with vesting restrictions, which significantly differ from the SLI's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. SLI's calculations were made using the BlackScholes option-pricing model with the following weighted average assumptions: expected life, 48 months following complete vesting; stock volatility, 92% in 1997 and 108% in 1996; risk-free interest rate, 5.8% in 1997 and 6% in 1996; and no dividends during the expected term. SLI's calculations are based on a single-option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the 1997 and 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net loss of SLI would have been $139,599 ($.01 per basic and diluted share) in 1997 and $1,697,000 ($.13 per basic and diluted share) in 1996.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

8.   RELATED-PARTY TRANSACTIONS

     ADVANCES TO PRINCIPAL SHAREHOLDER - Advances to the principal shareholder consist of unsecured cash advances. These advances bear interest at 4%. Interest income of $21,909 and $22,419 was earned on the advances during 1997 and 1996, respectively. These advances have been classified as long-term, as repayment during 1998 is not expected.

     ROYALTY AGREEMENT - Spectrum is committed under a royalty agreement to pay the principal shareholder royalties of 7% of the net sales of certain products, as defined through the life of the defined products. During 1997 and 1996, the Company incurred royalty expenses of $334,960 and $300,000, respectively, under this agreement.

     CONSULTING AGREEMENT - SMI is committed under a consulting agreement to pay the principal shareholder consulting fees for services rendered in connection with product design and development. During 1997 and 1996, the Company incurred expenses of $282,000, each year, under this agreement.

     LEASES - The Company leases office, manufacturing and warehouse facilities from the principal shareholder under operating leases which expire on various dates through 2008. Rental expense under these leases was $314,785 and $343,680 in 1997 and 1996, respectively. Certain leases are subject to escalation clauses determined on the basis of changes in the Consumer Price Index.


9.   COMMITMENTS

     The Company is obligated under the terms of various operating lease agreements which cover the manufacturing and office facilities. The lease agreements provide for payment of related taxes, maintenance and repair costs. Minimum future rental payments under these operating lease agreements are as follows:

          1998                              $  626,700
          1999                                 339,500
          2000                                 340,100
          2001                                 340,700
          2002                                 341,300
          Thereafter                         1,870,700
                                            -----------
                                            $3,859,000
                                            ===========


     Included in operating lease commitments above is $3,442,400 related to facilities owned by the majority shareholder. These leases expire on various dates ending in 2008.

SPECTRUM MEDICAL INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JANUARY 3, 1998 AND DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

     Rental expenses under operating leases were $651,700 and $529,860 for the years ended January 3, 1998 and December 31, 1996, respectively.


10.  FOREIGN SALES

     Sales to customers in foreign countries, primarily in Europe, Asia and Canada, amounted to $3,158,000 and $2,817,000 in 1997 and 1996.
     respectively.


11.  GAIN ON SALE OF PRODUCT LINES

     In March 1997, the Company sold its microbiological sampling and transports product line, including related inventory and production equipment, for approximately $969,000, resulting in a gain of $768,488. In November 1997, the Company sold its microscope drapes product line, including related inventory and production equipment, for approximately $128,000, resulting in again of $34,571.


12.  PROPOSED MERGER

     The Company is currently investigating the possibility of a merger with SLI. No definitive agreement has been reached as of March 27, 1998.



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